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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CALLIDUS SOFTWARE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CALLIDUS SOFTWARE INC.
6200 Stoneridge Mall Road, Suite 500
Pleasanton, CA 94588

To our stockholders:

        You are cordially invited to attend the 2011 annual meeting of stockholders of Callidus Software Inc. to be held on Wednesday, June 1, 2011, at 10:00 a.m. Pacific Time at our headquarters located at 6200 Stoneridge Mall Road, Suite 500, Pleasanton, California 94588. Details regarding the business to be conducted at the annual meeting are described in the following notice of annual meeting and proxy statement. Also enclosed in this mailing are three other documents: our annual report, which contains information about our business and includes our fiscal 2010 audited financial statements; a proxy card for you to record your vote; and a return envelope for your proxy card.

        Your vote is important. Whether or not you plan to attend the annual meeting, please complete and return the enclosed proxy card as soon as possible. Voting by written proxy will ensure your representation at the annual meeting. Please review the instructions on the proxy card regarding voting by written proxy, as well as the question and answer section in the first part of the proxy statement.

Sincerely,

V. HOLLY ALBERT, Senior Vice President, General Counsel and Secretary
Pleasanton, California April 15, 2011

YOUR VOTE IS IMPORTANT
IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

CALLIDUS SOFTWARE INC.
6200 Stoneridge Mall Road, Suite 500
Pleasanton, CA 94588
(925) 251-2200

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	10:00 a.m., Pacific Time, on June 1, 2011
PLACE:	Callidus Software Inc. 6200 Stoneridge Mall Road, Suite 500 Pleasanton, CA 94588
ITEMS OF BUSINESS:	(1)	To elect our Class II directors;
	(2)	To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2011;
	(3)	To hold an advisory vote on executive compensation;
	(4)	To hold an advisory vote on the frequency of future advisory votes on executive compensation; and
	(5)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
WHO CAN VOTE:	You are entitled to vote if you were a stockholder of record at the close of business on the record date, April 4, 2011.
VOTING BY PROXY:

Please submit a proxy as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the enclosed proxy card.

2010 ANNUAL REPORT:	A copy of our annual report is enclosed.
DATE OF MAILING:	This notice, the attached proxy statement, the accompanying proxy card and our annual report are first being mailed to stockholders on or about April 15, 2011.

By Order of the Board of Directors
V. HOLLY ALBERT, Senior Vice President, General Counsel and Secretary

Pleasanton, California
April 15, 2011

CALLIDUS SOFTWARE INC.

2011 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

PROXY STATEMENT
2011 ANNUAL MEETING OF STOCKHOLDERS
CALLIDUS SOFTWARE INC.
(Solicited on behalf of the Board of Directors)

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING,
THE PROXY MATERIALS AND VOTING YOUR SHARES

WHAT IS A PROXY?

        The board of directors of Callidus Software Inc. is soliciting your vote at our 2011 annual meeting of stockholders. A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Ronald J. Fior and V. Holly Albert have been designated as proxies for our 2011 annual meeting of stockholders.

WHO CAN VOTE AT THE MEETING?

        The record date for our 2011 annual meeting of stockholders is April 4, 2011. The record date was established by our board of directors. Stockholders of record at the close of business on the record date are entitled to:

  •
  receive notice of the meeting; and

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  vote at the meeting and any adjournments or postponements of the meeting.

        On the record date, 33,567,518 shares of our common stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held on the record date.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A "STOCKHOLDER OF RECORD" AND HOLDING SHARES AS "BENEFICIAL OWNER" (OR IN "STREET NAME")?

        Most stockholders are considered "beneficial owners" of their shares, that is, they hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially or in "street name."

        Stockholder of Record:    If your shares are registered directly in your name with our transfer agent, you are considered the "stockholder of record" with respect to those shares and we are sending the proxy materials directly to you. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the annual meeting. We have enclosed a proxy card for your vote.

        Beneficial Owner:    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee (who is considered the stockholder of record with respect to those shares). As a beneficial owner, you have the right to direct your broker, bank or nominee as to how to vote your shares if you follow the instructions you receive from your broker, bank, or nominee. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you request, complete and deliver the proper documentation provided by your broker, bank or nominee and bring it with you to the meeting.

WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

        By Written Proxy:    Stockholders of record can vote their shares by marking, signing and timely returning the enclosed proxy card. Beneficial holders must follow the directions provided by their broker, bank or other nominee in order to direct such broker, bank or nominee as to how to vote their shares.

        By Telephone and Internet Proxy:    Beneficial holders may vote by telephone or the Internet if their banks, brokers or nominees make those methods available, by following the instructions provided to them with the proxy materials.

        In Person:    All stockholders may vote in person at the meeting. Street name or beneficial holders must obtain a legal proxy from their broker, bank or nominee prior to the annual meeting in order to vote in person.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

        A majority of our outstanding shares as of the record date must be present at the annual meeting in order to hold the annual meeting and conduct business. This is called a quorum. Shares are counted as present at the annual meeting if the holder of the shares:

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  is present and votes in person at the annual meeting; or

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  has timely and properly submitted a proxy card.

        If there are not enough shares present both in person and by timely and properly submitted proxy cards to constitute a quorum, the annual meeting may be adjourned until such time as a sufficient number of shares are present.

HOW ARE ABSTENTIONS COUNTED?

        Stockholders may choose to abstain or refrain from voting their shares on one or more issues presented for a vote at the annual meeting. However, for purposes of determining the presence of a quorum, abstentions are counted as present.

WHAT IF A STOCKHOLDER DOES NOT PROVIDE A PROXY OR, IF A PROXY IS RETURNED, IT DOES NOT SPECIFY A CHOICE FOR ONE OR MORE ISSUES?

        Stockholders should specify their choice for each issue to be voted upon at the annual meeting on the enclosed proxy card. If no proxy is returned or if a proxy is signed and returned but no specific instructions are given on one or more of the issues to be voted upon at that annual meeting, proxies will be voted in accordance with applicable rules, laws and regulations as follows:

        Stockholders of Record.    If you are a stockholder of record and you do not return a proxy, your shares will not be voted at our annual meeting and your shares will not be counted for purposes of determining whether a quorum exists for the annual meeting. If you do return a signed proxy but you fail to specify how your shares should be voted on one or more issues to be voted upon at the annual meeting, then to the extent you did not specify a choice, your shares will be voted: (i) FOR Proposal One for the election of all of the director nominees; (ii) FOR Proposal Two ratifying the selection of KPMG LLP as our independent auditors; (iii) FOR Proposal Three approving the advisory vote in favor of our executive compensation; and (iv) in Proposal Four, FOR a frequency of one year for our stockholders' vote on executive compensation.

        Beneficial Owners.    If you are a beneficial owner and (i) you do not return a proxy card to your broker or other nominee who holds your shares, or (ii) you do provide a proxy card but you fail to specify your voting instructions on one or more of the issues to be voted upon at our annual meeting, under applicable rules, your broker or other nominee may exercise discretionary authority to vote your shares on routine proposals but may not vote your shares on non-routine proposals. However, the shares that cannot be voted by brokers and other nominees on non-routine matters but are represented at the meeting will be deemed present at our annual meeting for purposes of determining whether the necessary quorum exists to proceed with the annual meeting, but are not considered entitled to vote on the non-routine proposals.

        We believe that under applicable rules Proposal Two: Ratification of Appointment of Independent Auditors, approving the selection of KPMG LLP as our independent auditors is considered a routine matter for which brokerage firms may vote shares that are held in the name of brokerage firms and which are not voted by the applicable beneficial owners.

        However, we believe that Proposal One: Election of Directors; Proposal Three: Advisory Vote on Executive Compensation; and Proposal Four: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation are considered non-routine matters under applicable rules. Accordingly, brokers or other nominees cannot vote on any of these proposals without instructions from beneficial owners.

        Additionally, in connection with the election of directors, if a director in an uncontested election receives a greater number of "withheld" votes than "for" votes, he or she will be required to tender his or her resignation as explained in the "Majority Vote Policy" of Proposal One: Election of Directors below.

HOW DO I CHANGE OR REVOKE MY PROXY?

        You may change or revoke your proxy at any time before it is voted. Proxies for shares held of record may be changed or revoked by timely (i) filing with our Secretary a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to our Secretary, or (iii) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). Any notice of revocation or subsequent proxy must be delivered prior to commencement of the vote at the meeting. Any written notice of revocation or subsequent proxy for shares held of record should be delivered to: Callidus Software Inc., 6200 Stoneridge Mall Road, Suite 500, Pleasanton, California 94588, Attention: Secretary.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

        It means that your shares are registered differently or you have multiple accounts. Please vote all of these shares by completing and returning each proxy card you receive.

HOW DO I PROPOSE ACTIONS FOR CONSIDERATION OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS AT NEXT YEAR'S ANNUAL MEETING OF STOCKHOLDERS?

        Stockholders may submit proposals for consideration at a future annual meeting of stockholders, including director nominations. The manner in which you may present a proposal or nominate a candidate for the board of directors is described in our bylaws. You may contact our Secretary at our corporate headquarters for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our bylaws are also available on our website located at http://www.callidussoftware.com/callidus/investor-relations/governance. When submitting the name of a candidate for nomination to the board of directors to the Secretary, you should submit all information relating to such potential nominee required under Regulation 14A of the Securities Exchange Act of 1934, as amended ("Exchange Act"), including biographical and other information about the candidate, a statement of the candidate's qualifications and any other data supporting the nomination.

        Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals to our Secretary in a timely manner. In order to be included in our proxy materials for our 2012 annual meeting of stockholders, proposals must be received by us no later than December 17, 2011 and have complied with the requirements of Rule 14a-8 of the Exchange Act.

        Stockholders intending to present a proposal at our 2012 annual meeting, but not intending to have such proposal included in our 2012 proxy materials, must comply with the requirements set forth in our bylaws. The bylaws require, among other things, that you must submit a written notice of intent to present such a proposal to our Secretary at our principal executive offices not later than the close of business on the 90th calendar day, nor earlier than the close of business on the 120th calendar day, prior to the first anniversary of the preceding year's annual meeting. Therefore, we must receive notice of such proposals for the 2012 annual meeting on or after February 2, 2012 and on or before March 3, 2012. Notices received outside of this period, along with any proposals contained therein, will be considered untimely and the proposals or nominees set forth therein will not be brought before the annual meeting.

WHO BEARS THE COST OF THIS SOLICITATION?

        We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition, we may reimburse banks, brokers, and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of our directors, officers and employees, personally or by mail, telephone, facsimile, email or other means of communication (electronic or otherwise). No additional compensation will be paid for such services.

WHAT IF ONLY ONE COPY OF THESE PROXY MATERIALS WAS DELIVERED TO MULTIPLE STOCKHOLDERS WHO SHARE A SINGLE ADDRESS?

        In some cases, only one copy of this proxy statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and the accompanying 2010 annual report to a stockholder at a shared address to which a single copy of the document was delivered. To request a separate delivery of these materials now or in the future, you may submit a written request to our Secretary at Callidus Software Inc., 6200 Stoneridge Mall Road, Suite 500, Pleasanton, CA 94588 or a verbal request by telephone to Investor Relations at (925) 251-2207. Additionally, any stockholders who are presently sharing an address and receiving multiple copies of either the proxy statement or the 2010 annual report and who would rather receive a single copy of such materials may instruct us accordingly by directing their request to us in the manner provided above.

PROPOSALS FOR ACTION AT THE ANNUAL MEETING

Proposal One:

Election of Directors

        In the vote on the election of our director nominees, stockholders may:

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  vote in favor of all nominees;

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  withhold votes as to all nominees; or

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  withhold votes as to specific nominees.

        Assuming a quorum is present, directors will be elected by a plurality of the votes cast.

        Majority Vote Policy:    Our corporate governance guidelines, which are summarized later in this proxy statement, set forth the procedures if a director-nominee is elected, but receives a majority of "withheld" votes. In an uncontested election, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election is required to promptly tender his or her resignation to the board of directors following certification of the shareholder vote.

        The Nominating and Corporate Governance Committee is required to make recommendations to the board of directors with respect to any such letter of resignation. The board of directors is required to take action with respect to this recommendation and to disclose their decision-making process. Full details of this Policy are set out in our corporate governance guidelines which are available on our website located at http://www.callidussoftware.com/callidus/investor-relations/governance/ and under "Vote Required" below in this Proposal One — Election of Directors."

        Our bylaws provide that the board of directors may consist of five to nine directors, the exact number of which is determined by the board of directors from time to time. The board of directors is currently comprised of seven directors. Our certificate of incorporation provides that the board of directors shall be divided into three classes, each consisting of as nearly one third of the total number of directors as possible. Each class of directors serves a three-year term expiring at the annual meeting of stockholders in the year listed in the table below:

Class II (2011)	Class III (2012)	Class I (2013)
William B. Binch	Charles M. Boesenberg	Mark A. Culhane
Michele Vion	Leslie J. Stretch	George B. James
David B. Pratt

        Based on the recommendation of the Nominating and Corporate Governance Committee, the board of directors has nominated William B. Binch and Michele Vion for election as Class II directors, each to serve three-year terms that expire at the annual meeting of stockholders in 2014 or until their successors are duly elected and qualified. Mr. Binch and Ms. Vion are currently serving as Class II directors and have each consented to serve for a new term.

        Directors in Class I and Class III are not being re-elected this year and will continue in office for the remainder of their terms, as described above, unless such directors resign or their service as directors otherwise ceases in accordance with our certificate of incorporation or bylaws.

Vote Required

        The two Class II directors being voted on this year are elected by a plurality of the votes actually cast. This means that the director nominee with the most affirmative votes for a particular seat is elected for that seat. Abstentions have no effect on the outcome of the vote.

        In an uncontested election (i.e., an election where the only nominees are those recommended by the board of directors), any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election (a "Majority Withheld Vote") is obligated to promptly tender his or her resignation to the board of directors following certification of the shareholder vote. This election is an uncontested election.

        In the event of a tendered resignation following a Majority Withheld Vote, the Nominating and Corporate Governance Committee shall thereafter promptly consider the resignation offer and recommend to the board of directors action with respect to the tendered resignation, which may include accepting the resignation, maintaining the director but addressing the underlying cause of the withheld votes, resolving not to re-nominate the director in the future, rejecting the resignation or any other action such committee deems to be appropriate and in the best interest of the Company. In considering what action to recommend with respect to the tendered resignation, the Nominating and Corporate Governance Committee will take into account all factors deemed relevant by the members of the Nominating and Corporate Governance Committee including, without limitation, any stated reasons why shareholders "withheld" votes for election from such director, the length of service and qualifications of the director whose resignation has been tendered, the overall composition of the board of directors, the director's contributions to the Company and the Company's Corporate Governance Guidelines.

        The board of directors will act on the Nominating and Corporate Governance Committee's recommendation no later than 90 days following certification of the shareholder vote. In considering the Nominating and Corporate Governance Committee's recommendation, the board of directors will consider the factors and possible actions considered by the Nominating and Corporate Governance Committee and such additional information, factors and possible actions the board of directors believes to be relevant or appropriate.

        Following the board of directors' decision on the Nominating and Corporate Governance Committee's recommendation, the Company will promptly disclose the board of directors' action with respect to the tendered resignation (providing a description of the process by which the decision was reached and, if applicable, the reasons for not accepting the tendered resignation) in a Form 8-K filed with the Securities and Exchange Commission.

        Except as indicated below, any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating and Corporate Governance Committee recommendation or board of directors' consideration regarding the action to be taken with respect to the tendered resignation. If a majority of the members of the Nominating and Corporate Governance Committee receive a Majority Withheld Vote at the same election, then the independent directors who are on the board of directors who did not receive a Majority Withheld Vote will appoint a committee of the board of directors amongst themselves solely for the purpose of considering the tendered resignation and will recommend to the board of directors action to be taken with respect to the tendered resignation. This committee may, but need not, consist of all of the independent directors who did not receive a Majority Withheld Vote. If all of the independent directors receive Majority Withheld Votes, all directors will participate in the consideration of the action to be taken with respect to the tendered resignations. To the extent that one or more directors' resignations are accepted by the board of directors, the Nominating and Corporate Governance Committee will recommend to the board of directors whether to fill such vacancy or vacancies or to reduce the size of the board of directors.

        It is the intention of the persons named as proxies herein to vote in favor of the candidates nominated by the board of directors unless such authority is withheld, either by affirmative vote of the stockholders or deemed withheld by the failure of stockholders to submit their votes. If any nominee should not be available for election, the proxies will be voted in the best judgment of the persons authorized as proxies.

THE BOARD RECOMMENDS A VOTE FOR ALL OF THE DIRECTOR NOMINEES.

Information Concerning Director Nominees

        William B. Binch, age 71, has served as a director of Callidus since April 2005 and as our Lead Independent Director of our board of directors since October 2008. Mr. Binch also currently serves as director of MedeAnalytics Inc., (formerly, MedeFinance, Inc.) since June 2004, an application service provider of financial and analytical resources to the healthcare industry; and Saama Technologies, Inc., since October 2000, a consulting and system integration firm specializing in business intelligence and analytics. Mr. Binch also served as director of SPSS Inc., a predictive analytics technology company, from March 2001 until its acquisition by IBM in October 2009. From 2003 to 2004, Mr. Binch served as the Chief Executive Officer and President of SeeCommerce, a business performance management software company. Prior to joining SeeCommerce in 1999, Mr. Binch served as Senior Vice President of Worldwide Operations for Hyperion Solutions Corporation, an enterprise software and services company, and as a senior executive at Business Objects S.A. and Prism, Inc., both of which are business intelligence and data warehousing companies. Mr. Binch also previously served for five years at Oracle Corporation, ultimately as Vice President of Strategic Accounts. Mr. Binch holds a B.S., Industrial Engineering degree from the University of Maryland. The board of directors believes that Mr. Binch's extensive experience as a senior executive, and detailed knowledge supervising sales organizations in particular, are important assets that assist the board of directors and management to identify and define the company's strategic initiatives and contribute to the structuring of internal operations.

        Michele Vion, age 51, has served as a director of Callidus since September 2005. Ms. Vion has been employed as Vice President – Human Resources at Bill Barrett Corporation, a natural resources development and exploratory property company, since August 2010. Ms. Vion was previously employed at Level 3 Communications, Inc., an international communications company, as Group Vice President of Human Resources from November 2008 to January 2010 and previously served as Senior Vice President, Human Resources, from September 2006 to November 2008. Ms. Vion was also previously employed at Sun Microsystems, Inc., a computer networking company, in a variety of positions including Vice President of Human Resources from 2003 to 2005, Director of Human Resources from 2001 to 2003, and Director of Compensation from 1999 to 2001. Prior to her employment at Sun, Ms. Vion held senior human resource and compensation positions at Storage Technology Corporation, a data management and storage company, Electronic Data Systems Corporation, a global technology services company, and JP Morgan, a global financial services firm. Ms. Vion holds a B.A. in East Asian Studies and Economics from Wesleyan University. The board of directors believes the vast knowledge of human resources activities, including a wide variety of compensation plan structures, which Ms. Vion brings to the board of directors is strategically important to the company's development of its products for target markets and to structuring and maintaining the company's own operations.

Information Concerning Directors Continuing in Office

        Charles M. Boesenberg, age 62, has served as a director of Callidus since February 2006, as Chairman of the Board since November 2008, and as Executive Chairman of the Board from November 2007 to November 2008. From January 2002 to June 2006, Mr. Boesenberg served as Chief Executive Officer and, beginning in August 2002, Chairman of the Board at NetIQ Corp, a provider of integrated systems and security management solutions. Prior to joining NetIQ, Mr. Boesenberg held senior executive positions at IBM and Apple and served as president and chief executive officer of Central Point Software, Magellan and Integrated Systems. Mr. Boesenberg currently serves as a member of the Board of Directors of Silicon Graphics, Inc., a provider of computer servers and data storage solutions, Ancestry.com, an online provider of family history resources, and Keynote Systems, Inc. a provider of on-demand test and measurement products for mobile communications and Internet performance. Previously, Mr. Boesenberg was a director at Interwoven, Symantec, Macromedia and Maxtor. Mr. Boesenberg holds a B.S. in mechanical engineering from the Rose Hulman Institute of Technology and a M.S. in business administration from Boston University. Mr. Boesenberg is a veteran leader adept at implementing and advancing strategic initiatives, negotiating mergers and acquisitions, managing corporate operations and guiding executives. His familiarity and skillful ability to interact with the investment community also add to his importance to the board of directors.

        Mark A. Culhane, age 51, has served as a director of Callidus since June 2010. Mr. Culhane has also been the Executive Vice President and Chief Financial Officer of DemandTec, Inc., the collaborative optimization network for retailers and consumer products companies, since 2001. Previously, Mr. Culhane worked at iManage, Inc., a provider of e-business content and collaboration software, as its Chief Financial Officer and Secretary from September 1998 to August 2001. Prior to his time at iManage, Mr. Culhane worked at SciClone Pharmaceuticals, Inc., an international biopharmaceutical company, from July 1992 to December 1997, in a variety of roles with ever increasing responsibility, ultimately as Chief Financial Officer and Secretary. From July 1982 to July 1992, Mr. Culhane worked at Price Waterhouse, ending his tenure as Senior Manager. Mr. Culhane earned his B.S. in Business Administration from the University of South Dakota. The board of directors believes that Mr. Culhane's extensive experience in key operational and financial positions along with his decade of work as an auditor provide the board of directors and our Audit Committee with valuable insight and perspectives regarding public company accounting, particularly in light of our focus on recurring revenues.

        George B. James, age 73, has served as a director of Callidus since May 1999. Mr. James also currently serves as director of Pacific States Industries, a private lumber distribution company. From 1985 to 1998, Mr. James served as Senior Vice President and Chief Financial Officer of Levi Strauss & Company, an apparel manufacturer. Prior to joining Levi Strauss & Company, Mr. James was Executive Vice President and Chief Financial Officer, and later Group President, with Crown Zellerbach Corporation, a paper mill company, from 1982 to 1985. His previous experience also includes ten years with Arcata Corporation, a forest product and printing company, as Senior Vice President and Chief Financial Officer, and three years with PepsiCo Leasing Corporation, an equipment leasing company, as Vice President of Finance. Mr. James also served as a member of the Board of Directors and on the Audit Committee of The Sharper Image, a consumer products company, from 1999 to 2008. Mr. James holds a B.A. in Economics from Harvard College and an M.B.A. from the Stanford Graduate School of Business. The board of directors considers Mr. James a seasoned business veteran with significant strategic, operational and in depth accounting knowledge whose contributions to the board of directors and Audit Committee continue to be invaluable.

        David B. Pratt, age 71, has served as a director of Callidus since June 2004 and served as our Interim President and Chief Executive Officer from June 2004 to May 2005. Prior to joining Callidus, Mr. Pratt served as Interim President and Chief Executive Officer of AvantGo, Inc., a mobile internet service company, from October 2002 to February 2003. From April 2002 until October 2002, he volunteered as Interim President and Chief Executive Officer of the YMCA of the Mid-Peninsula, where he remains a member of the board of directors. From January 2000 to March 2001, Mr. Pratt served as President and Chief Executive Officer of gForce Systems, an enterprise software company focusing on e-learning. Prior to joining gForce, Mr. Pratt was Executive Vice President and Chief Operating Officer of Adobe Systems, Inc., a software company, from May 1988 to January 1998. From October 1987 to April 1988, Mr. Pratt was Executive Vice President and Chief Operating Officer of Logitech, Inc., a manufacturer of computer input devices. Prior to Logitech, Mr. Pratt served as Senior Vice President and Chief Operating Officer of Quantum Corporation from February 1986 to March 1987. Mr. Pratt currently serves on the boards of directors of The SETI Institute and YMCA of the USA, and has in the past also served on the board of Plumtree Software from 2002 until October 2005. Mr. Pratt holds an M.B.A. from the University of Chicago and a B.S. in Electrical Engineering from the Massachusetts Institute of Technology. The board of directors regards Mr. Pratt as a strong executive with a deep understanding of public company operational, financial and governance standards that the board of directors considers important in guiding the company in the future. Additionally, as a former interim President and Chief Executive Officer of Callidus, the board of directors considers his in depth understanding of Callidus products and customer requirements particularly useful when analyzing strategic and operational goals for Callidus and assessing operational risks.

        Leslie J. Stretch, age 49, has served as our President and CEO since December 2007 and has served as a director on our board of directors since July 2008. Previously, Mr. Stretch was our Senior Vice President, Global Sales, Marketing and On-Demand Business from July 2007 to November 2007, Senior Vice President, Worldwide Sales from April 2006 to July 2007, and Vice President, Worldwide Sales from November 2005 to April 2006. Prior to joining Callidus, Mr. Stretch served as interim CEO for The Hamsard Group, plc. in the United Kingdom from April 2005 to September 2005. Previously, Mr. Stretch served in a variety of roles at Sun Microsystems, most recently as Senior Vice President of Global Channel Sales from January 2005 to April 2005, UK Vice President and Managing Director from February 2003 to January 2005, and UK Sales Director from May 1996 to February 2003. Prior to joining Sun Microsystems, Mr. Stretch served in a variety of roles at Oracle Corporation, U.K. including Director of Retail and Commercial Business UK from June 1995 to June 1996, Branch Manager Western Canada from 1994 to 1995, and Branch Manager Scotland from 1989 to 1994. Mr. Stretch holds a B.A. in Economics and Economic History from the University of Strathclyde and a Postgraduate Diploma in Computer Systems Engineering from the University of Edinburgh. Mr. Stretch is a sales veteran with more than 20 years of increasing responsibilities within small to very large multi-national sales organizations. His thorough understanding of the motivating factors that drive sales representatives as well as the difficulties organizations encounter managing sales performance programs is welcomed and appreciated by our customers, which helps to establish and direct our corporate goals and objectives. Additionally, as our President and CEO, Mr. Stretch's oversight of all facets of our business provides him with a comprehensive understanding of our operations, goals and challenges critical to the supervisory role of our board of directors.

Proposal Two:

Ratification of Appointment of Independent Auditors

        On the recommendation of our Audit Committee, our board of directors has appointed KPMG LLP, independent public accountants, to audit our financial statements for the fiscal year ending December 31, 2011. We are submitting this selection to our stockholders for ratification. Although we are not required to seek stockholder approval for this appointment, we believe it is sound corporate practice to do so. Representatives from KPMG LLP will be in attendance at the annual meeting to respond to any appropriate questions and will have the opportunity to make a statement if they so desire. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee of the board of directors will reconsider the appointment.

        In the vote on the ratification of the selection of KPMG LLP as our independent auditors, stockholders may:

  •
  vote in favor of ratification;

  •
  vote against ratification; or

  •
  abstain from voting on ratification.

        Assuming a quorum is present, the selection of KPMG LLP as our independent auditors will be ratified if the affirmative vote of a majority of the shares represented and entitled to vote on the matter at the meeting is obtained. In the event that the stockholders do not ratify the selection of KPMG LLP, the appointment of the independent auditors will be reconsidered by the Audit Committee of the board of directors.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG LLP AS OUR
INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2011.

Auditor Information

        The fees billed or expected to be billed to us by KPMG LLP with respect to our 2010 fiscal year are as follows:

          Audit Fees:    The aggregate fees billed for services rendered by KPMG for the audit of our financial statements for the 2010 fiscal year and the reviews of periodic interim financial statements for the 2009 fiscal year were approximately $958,000 compared to approximately $1,008,000, respectively.

          Audit-Related Fees:     The aggregate fees billed for services rendered by KPMG for assurance and related services that were reasonably related to the performance of the audit or the review of our financial statements for the 2010 fiscal year were approximately $97,500 compared to $7,500 for the 2009 fiscal year.

          Tax Fees:     The aggregate fees billed for services rendered by KPMG for tax compliance, tax advice and tax planning were approximately $67,100 for fiscal year 2010, compared to approximately $55,000 for fiscal year 2009. The Audit Committee considered whether the provision of the foregoing services by KPMG was compatible with maintaining KPMG's independence and determined that they were compatible.

        All fees billed in each of the last two fiscal years for products and services provided by KPMG are described above.

        In accordance with its charter, the Audit Committee is required to pre-approve all audit and audit related services and permitted non-audit services, including the terms of all engagements, to be performed by our independent registered public accounting firm, subject to any de minimus exceptions authorized by applicable laws, rules or regulations. As part of its review, the Audit Committee furthermore considers whether the non-audit services will or may potentially impact the independence of our independent registered public accounting firm. During 2010, all services performed by KPMG for our benefit were pre-approved by the Audit Committee in accordance with its charter and all applicable laws, rules and regulations and the Audit Committee determined that the performance of non-audit tax services performed by KPMG did not impact its independence.

INFORMATION ABOUT THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE

        Our board of directors, which is elected by our stockholders, is responsible for directing and overseeing our business and affairs. In carrying out its responsibilities, the board of directors selects and monitors our top management, provides oversight of our financial reporting processes and determines and implements our corporate governance policies.

        Our board of directors and management have been and remain committed to good corporate governance to ensure that we are managed for the long-term benefit of our stockholders. To that end, during the past year, our board of directors and management have periodically reviewed our corporate governance policies and practices to ensure that they remain consistent with the requirements of the Sarbanes-Oxley Act, the rules of the Securities and Exchange Commission and the listing standards of the NASDAQ Global Market. In doing so, our board of directors also reviewed current best practices of similarly situated public companies.

        We have in place a variety of policies and practices to promote good corporate governance. Consistent with our corporate governance guidelines and the rules of the NASDAQ Global Market, our board of directors has determined that a majority of the members of our board of directors is "independent" and that all members of the Audit and Qualified Legal Compliance, Compensation, and Nominating and Corporate Governance Committees also satisfy such independence criteria. Since 2007, the compensation of our Chief Executive Officer has been approved by the members of the board of directors based upon the recommendation of the Compensation Committee and such other information as the board of directors chooses to consider. At the direction of our board of directors, we also have:

  •
  periodically reviewed and made any necessary updates to the charters for our Audit, Compensation and Nominating and Corporate Governance Committees;

  •
  established disclosure control policies and procedures in accordance with the requirements of the Sarbanes-Oxley Act and the rules and regulations of the SEC;

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  established a procedure for receipt and treatment of anonymous and confidential complaints or concerns regarding audit or accounting matters; and

  •
  established a code of business conduct and ethics applicable to our officers, directors and employees.

        In addition, we have adopted a set of corporate governance guidelines, as referred to above. The Nominating and Corporate Governance Committee of our board of directors is responsible for reviewing our corporate governance guidelines from time to time and reporting and making recommendations to the board of directors concerning corporate governance matters. Among the matters addressed by our corporate governance guidelines are:

  •
  Director Independence — Independent directors shall constitute at least a majority of our board of directors.

  •
  Monitoring Board Effectiveness — Our corporate governance guidelines require that the board of directors conduct an annual self-evaluation of the functioning of the board of directors and its committees.

  •
  Chairman of the Board and Lead Independent Director — The roles and responsibilities of the Chairman of the board of directors and the Lead Independent Director are generally described in our corporate governance guidelines, as described under the sections entitled, "Chairman of the Board of Directors" and "Lead Independent Director", below.

  •
  Executive Sessions of Directors — The Chairman and the non-employee directors regularly meet without management present, and such sessions are led by Mr. Boesenberg, Chairman of the board of directors, and the independent chairpersons of the applicable committees of the board of directors. Meetings of Independent directors are led by Mr. Binch, Lead Independent Director.

  •
  Board Access to Independent Advisors — Our board of directors as a whole, and each of its committees separately, have authority to retain independent consultants, counselors or advisors as each deems necessary or appropriate.

  •
  Board Committees — All members of the Audit, Compensation, and Nominating and Corporate Governance Committees are required to be independent in accordance with applicable NASDAQ criteria.

        Copies of our corporate governance guidelines, code of business conduct and ethics and committee charters can be found on our website at http://www.callidussoftware.com/callidus/investor-relations/governance/.

Meetings of the Board of Directors

        Our board of directors held fourteen regular and special meetings in 2010. Each director other than Mr. Robert H. Youngjohns attended at least 75% of all meetings of the board of directors held during the period in which he or she was a director in 2010. Mr. Youngjohns chose not to run for re-election to our board of directors in 2010 given increasing time constraints as a result of his expanding responsibilities as a senior executive with Microsoft Corporation. Under our corporate governance guidelines, directors are expected to be active and engaged in discharging their duties and to keep themselves informed about our business and operations. Directors are also expected to make every effort to attend our annual meeting of stockholders, all meetings of the board of directors and all meetings of the committees on which they serve. All of our directors holding office at the time other than Mr. Youngjohns attended our 2010 annual meeting of stockholders.

Risk Oversight

        Our board of directors' role in our risk oversight process includes receiving regular reports from senior management on areas of material risk to our business, including operational, financial, legal and regulatory, strategic, ethical and reputational risks. Our board of directors has formalized this process by establishing a Corporate Compliance Program and appointing a Chief Compliance Officer to oversee its operations. The entire board of directors (or an appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the Chief Compliance Officer as well as additional comments or recommendations from any member of senior management in order to enable it to understand our risk identification, risk management and risk mitigation processes and strategies. Additionally, when a committee receives a report on a particular risk, the chair of the relevant committee may also report on the discussion to the entire board of directors during the committee reports portion of the next meeting of the board of directors. This enables the board of directors and its committees to coordinate the risk oversight role.

Code of Business Conduct and Ethics

        Callidus has adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, including our chief executive officer, principal financial officer and principal accounting officer. During 2010, no waivers were granted from any provision of the code of business conduct and ethics.

        A copy of our code of business conduct and ethics is available on our Internet website at http://www.callidussoftware.com/callidus/investor-relations/governance/ and may also be obtained without charge by contacting our Secretary at Callidus Software Inc., 6200 Stoneridge Mall Road, Suite 500, Pleasanton, CA 94588. We intend to post any amendments to or waivers from our code of business conduct and ethics (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer) on the website referred to above.

Independence of Directors

        The board of directors has determined that as of the date of this proxy statement each of William B. Binch, Mark A. Culhane, George B. James, David B. Pratt and Michele Vion is "independent" within the meaning of Rule 4200(a)(15) of the Nasdaq Global Market listing standards.

Stockholder Communications with the Board of Directors

        Stockholders and other parties interested in communicating directly with the board of directors may do so by writing to: Board of Directors, c/o Callidus Software Inc., 6200 Stoneridge Mall Road, Suite 500, Pleasanton, CA 94588 or by submitting an e-mail to boardofdirectors@callidussoftware.com. The Lead Independent Director is available for periodic consultation and direct communication with major stockholders of the Company. Stockholders and others may also direct their correspondence solely to the Chairperson of the Audit Committee or to our Secretary. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Committees of the Board of Directors

        The board of directors uses committees to work on certain issues in more detail than would be reasonable at a meeting of the full board of directors. Each committee reviews the progress and results of its meetings with the full board of directors and makes recommendations to the board of directors as and when appropriate. The board of directors presently has three standing committees: an Audit Committee (which also serves as our Qualified Legal Compliance Committee), a Compensation Committee and a Nominating and Corporate Governance Committee. Each director who served on a committee attended at least 75% of all meetings of each such committee held during the period in 2010 during which he or she was a member of such committee. Each of the three standing committees of the board of directors described below operates pursuant to a written committee charter that is available to stockholders on our Internet website at http://www.callidussoftware.com/callidus/investor-relations/governance/.

  Audit Committee and Qualified Legal Compliance Committee

        The Audit Committee and Qualified Legal Compliance Committee currently consist of:

  Mark A. Culhane (Chair)
  George B. James
  David B. Pratt

        The Audit Committee met thirteen times in 2010. Messrs. Culhane, James and Pratt were members of our Audit Committee at the end of 2010. Mr. James served as Chairperson of the Audit Committee until March 2011 at which time Mr. Culhane became Chairperson. Each of Messrs. Culhane, James and Pratt is "independent" as defined under Marketplace Rules 4200(a)(15) and 4350(d)(2) of the Nasdaq Global Market listing standards and meets the independence requirements of Rule 10A-3(b)(i) under the Exchange Act. The board of directors has determined that each of Messrs. Culhane, James and Pratt qualify as "financial experts" as defined by the rules of the Securities and Exchange Commission. Pursuant to its charter, which was amended and restated on March 5, 2009, a copy of which is available on our Internet website at http://www.callidussoftware.com/callidus/investor-relations/governance/, the Audit Committee is responsible for the oversight of the quality and integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent auditors, the performance of our independent auditors and other significant financial matters. In discharging its duties, the Audit Committee is expected to:

  •
  have the sole authority to appoint, retain, compensate, oversee and terminate the independent auditors;

  •
  review and approve the scope of the annual audit;

  •
  review and pre-approve the engagement of our independent auditors to perform audit and non-audit services and the related fees;

  •
  review the integrity of our financial reporting process;

  •
  review our financial statements and disclosures and filings with the Securities and Exchange Commission;

  •
  review funding and investment policies;

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  review and approve an annual report of the Audit Committee for inclusion in our annual proxy statement;

  •
  review disclosures from our independent auditors regarding Independence Standards Board Standard No. 1;

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  review and, if appropriate, approve related party transactions; and

  •
  review and assess annually our Audit Committee's performance and the adequacy of its charter.

        The members of our Audit Committee also act as our Qualified Legal Compliance Committee, or "QLCC," which is responsible for reviewing any reports made to our QLCC by attorneys representing us or our subsidiaries of a material violation or breach arising under United States federal or state laws. As no such violations or breaches were reported to us in the last fiscal year, the QLCC did not meet in 2010. The QLCC has the authority and responsibility to adopt written procedures for the confidential receipt, retention and consideration of any report of violations and determine whether an investigation is necessary. The QLCC also has authority to initiate investigations and recommend that we implement appropriate measures in response to such reported violations. The Audit Committee, acting as the QLCC, reports to the board of directors at least once a year on any reports received and investigations conducted. The QLCC acts only by majority vote.

        A report of the Audit Committee for fiscal year 2010 is included in this proxy statement.

  Compensation Committee

        The Compensation Committee currently consists of:

  Michele Vion (Chair)
  William B. Binch
  David B. Pratt

        The Compensation Committee met five times in 2010. The board of directors has determined that each of the members of the Compensation Committee, is a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act, an "outside director" as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986 and "independent" as defined under Rule 4200(a)(15) of the Nasdaq Global Market listing standards.

        Among the Compensation Committee's specific responsibilities are the following:

  •
  overseeing our compensation and benefits policies generally;

  •
  evaluating the performance of our executives and reviewing our management succession plans;

  •
  overseeing and setting compensation for our executive officers other than our President and CEO and advising and making compensation recommendations to the board of directors for our President and CEO and directors;

  •
  reviewing and approving a discussion and analysis on executive compensation for inclusion in our annual proxy statement;

  •
  reviewing and approving any employment, severance and change of control agreements with our senior executives, as well as any other compensation arrangements; and

  •
  reviewing and assessing annually our Compensation Committee's performance and the adequacy of its charter.

        A copy of the Compensation Committee charter can be accessed electronically at http://www.callidussoftware.com/callidus/investor-relations/governance/. For more information regarding the Compensation Committee's processes and use of consultants, see the "Compensation Discussion And Analysis" included in this proxy statement below.

  Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee currently consists of:

  William B. Binch (Chair)
  George B. James
  Michele Vion

        The Nominating and Corporate Governance Committee met two times in 2010. The board of directors has determined that each of the members of the Nominating and Corporate Governance Committee, is "independent" as defined under Rule 4200(a)(15) of the Nasdaq Global Market listing standards. Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible for, among other things:

  •
  making recommendations to our board of directors regarding nominees to the board of directors proposed for election by our stockholders as well as individuals to be considered to fill any vacancies that may occur on the board of directors;

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  evaluating and recommending to our board of directors any revisions to our corporate governance guidelines;

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  establishing criteria for membership on the board of directors and its committees, including criteria as to director independence;

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  overseeing the process for evaluating the performance of our board of directors and its committees;

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  evaluating the current composition, organization and governance of our board of directors and its committees, determining future requirements and making recommendations to our board of directors for approval;

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  reviewing policies related to related party transactions and conflicts of interest; and

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  reviewing and evaluating annually the Nominating and Corporate Governance Committee's performance, including compliance with its charter.

Consideration of Director Nominees

        Stockholder Nominees.    The bylaws of Callidus permit stockholders to nominate directors for consideration at an annual stockholder meeting. For a description of the process for nominating directors in accordance with our bylaws, see "Questions and Answers about the Annual Meeting, the Proxy Materials and Voting Your Shares — How Do I Propose Actions for Consideration or Nominate Individuals to Serve as Directors at Next Year's Annual Meeting of Stockholders?" above. The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder nominations for candidates for membership on the board of directors as described below under "Identifying and Evaluating Nominees for Directors." In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capabilities on the board of directors and compliance with the membership criteria set forth below under "Director Qualifications."

        Director Qualifications.    Our corporate governance guidelines contain board of directors membership criteria that apply to nominees recommended by our Nominating and Corporate Governance Committee for a position on our board of directors. The qualifications to be considered by the Nominating and Corporate Governance Committee include judgment, diversity, age, skills, background and experience in light of the board of directors' present composition and the current challenges and needs of the board of directors and its committees. The Nominating and Corporate Governance Committee also takes into account the independence, financial literacy and financial expertise standards required under our corporate governance guidelines, the board of directors committees' charters and applicable laws and regulations and the ability of the candidate, in light of the candidate's present activities and our corporate governance guidelines, to devote the necessary time and attention to serving as a director and a committee member. Each director must represent the interests of all stockholders. While we take into account diversity of background and experience, we do not have a formal policy that requires nominees to meet specific criteria.

        Identifying and Evaluating Nominees for Directors.    The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the board of directors and whether any vacancies on the board of directors are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee decides whether to fill such vacancies and, if so, considers various potential candidates to fill each vacancy. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current board of directors members, professional search firms engaged by us, stockholders or other persons. These candidates are evaluated at regular or special meetings of the

Nominating and Corporate Governance Committee and may be considered at any point during the year. As described above, the Nominating and Corporate Governance Committee considers certain properly submitted stockholder nominations for candidates for the board of directors. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating and Corporate Governance Committee. In evaluating director nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the board of directors.

Board Structure

        Our board of directors is structured such that there is a Chairman of the Board and, if the Chairman of the Board is not independent, a separate Lead Independent Director in order to maintain appropriate independence on the board of directors. Currently, we have separated the positions of chief executive officer and chairman of the board of directors. The board of directors believes that separating these roles provides us with the right foundation to pursue corporate strategic and operational objectives while maintaining effective oversight and objective evaluation of corporate performance.

        Mr. Boesenberg serves as non-executive Chairman of the Board. However, given Mr. Boesenberg's operational role in 2008 as Executive Chairman during the transition of our President and Chief Executive Officer position from Mr. Robert Youngjohns to Mr. Leslie Stretch, the board of directors has determined that Mr. Boesenberg is not independent within the meaning of Rule 4200(a)(15) of the Nasdaq Global Market listing standards. Therefore, our board of directors has chosen to retain the structure of having Mr. Binch serve as Lead Independent Director for the current time.

  Duties of Chairman of the Board

        The duties of the Chairman of the board of directors include: (i) the review and approval of all agendas of the board of directors in consultation with the Chief Executive Officer and Lead Independent Director of the board of directors, (ii) presiding over meetings of the board of directors, (iii) approving meeting schedules to assure that there is sufficient time for discussion of all items, (iv) serving as a liaison between our Chief Executive Officer and our board of directors and (v) leading the board of directors' annual evaluation process of the Chief Executive Officer.

  Duties of the Lead Independent Director of the Board

        The Lead Independent Director is selected from among our independent directors. Mr. Binch is an independent director within the meaning of Rule 4200(a)(15) of the Nasdaq Global Market listing standards. The duties of the Lead Independent Director of the board of directors include: (i) working directly with the Chairman to develop agendas for meetings of the board of directors, (ii) leading the review process of the Chairman, (iii) serving as a liaison between the independent directors and the Chairman and Chief Executive Officer, (iv) being available for periodic consultation and direct communication with major stockholders of the Company, (v) calling and presiding over meetings of the independent directors, (vi) overseeing corporate governance matters, including being the Chairman of the Nominating and Corporate Governance Committee, as well as, evaluating the performance of the board of directors and its committees and (vii) reviewing the findings of the evaluation with directors and members of the Company's executive management team.

Executive Sessions

        Executive sessions of directors without Company executive management present are held regularly. The sessions are scheduled and led by either the Chairman or the Lead Independent Director of the board of directors and/or the applicable independent chairperson of the committee of the board of directors. Any director can request that an additional executive session be scheduled.

Compensation Plans Risk Assessment

        As part of its oversight of our operations, our board of directors, and our Compensation Committee in particular, along with our management team, has reviewed the risk impact of our various compensation plans, including our executive compensation programs. Based on this review, our board of directors has concluded that our compensation plans, including our executive compensation programs, do not encourage risk taking to a degree that is reasonably likely to have a materially adverse impact on us or our operations.

INFORMATION REGARDING COMPENSATION OF DIRECTORS
AND EXECUTIVE OFFICERS

Director Compensation

        We believe that a combination of cash and equity compensation is appropriate to attract and retain the individuals we desire to serve on our board of directors and that this approach is comparable to the policies of our peers.

  Director Cash Compensation

        During the first six months of 2010, non-employee directors received an annual retainer of $30,000. In July 2010, our board of directors announced that the annual retainer for non-employee directors, was being reduced to $20,000 per year effective July 1, 2010, and that they would revisit their compensation after we achieved non-GAAP profitability. Chairpersons of each of the committees of our board of directors receive additional annual cash retainers of $20,000, $15,000, and $8,000 for the chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, respectively.

        Additionally, we pay each committee member (other than the respective chairpersons of the committees) additional annual cash retainers of $10,000, $8,000, and $6,000, for membership on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, respectively. Each of the annual cash retainers is payable in quarterly installments.

        Also during the first half of 2010, we paid our Chairman an additional annual retainer of $30,000, payable quarterly thus bringing the Chairman's total cash compensation from the Company to $60,000. However, beginning July 1, 2010, the total cash compensation for the Chairman was reduced by $20,000 per year to a total of $40,000 per year, until we achieved non-GAAP profitability at which time the board of directors would revisit the Chairman's compensation. We paid our Lead Independent Director an additional annual retainer of $20,000 throughout 2010, which was also paid quarterly.

        Our cash compensation policies are designed to encourage frequent and active interaction between directors and our executives both during and between formal meetings as well as compensate our directors for their time and effort.

  Director Equity Compensation

        We believe it is important to align the long-term interests of the non-employee directors with those of the Company and its stockholders and that awarding equity compensation to our non-employee directors is an appropriate means to achieve this alignment.

        For 2010, our policy provided that each new non-employee director receive a non-qualified stock option to purchase 25,000 shares of our common stock that vests over four years (25% after one year and monthly thereafter) and a restricted stock unit award of 7,500 shares of our common stock that vests over a period of three years (33.3% after one year and quarterly thereafter). In March 2010, we modified the terms by which we will award restricted stock units to new non-employee directors such that all 7,500 shares will be fully vested immediately, but no shares will be issued until the earlier of the director's departure from the board of directors (whether by resignation, death or failure to be reelected) or a change in control.

        Each non-employee director continuing in office after our annual meeting of stockholders also receives an annual grant of an immediately vested non-qualified stock option to purchase 15,000 shares on the date of each annual stockholders' meeting. In addition, each non-employee director receives a restricted stock unit award of 5,000 shares of our common stock, which is vested immediately, but no shares will be issued until the earlier of date of the director's departure from the Board (whether by resignation, death or failure to be reelected) or upon a change in control.

        We have entered into change of control agreements with each of our non-employee directors, which provide that in the event of a change of control of Callidus, all options and stock awards, including restricted stock unit awards held by each director at the time of a change of control, will immediately become vested.

        We believe our current policy for equity awarded to our non-employee directors aligns the interests of our directors with the interests of the Company and our stockholders by increasing ownership of our common stock by our non-employee directors.

        The table below shows the compensation earned by each of our non-employee directors during the fiscal year ended December 31, 2010.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(3)	Total ($)
William B. Binch	$65,194	$31,300	$21,404	$117,898
Charles M. Boesenberg	$50,000	$46,950	$21,404	$118,354
Mark A. Culhane	$18,333	$23,475	$37,955	$79,763
George B. James	$51,000	$15,650	$21,404	$88,054
David B. Pratt	$43,000	$15,650	$21,404	$80,054
Michele Vion	$46,000	$15,650	$21,404	$83,054
Robert H. Youngjohns	$12,583	$0	$21,404	$33,987

(1)
Amounts represent the grant date fair value of equity-based awards granted during 2010, determined in accordance with FASB ASC Topic 718. See Note 8 of the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 regarding assumptions underlying valuation of equity awards.

(2)
At December 31, 2010, the aggregate number of all stock awards outstanding for each non-employee director, including those awarded in 2010, was as follows: William B. Binch 15,000; Charles M. Boesenberg 20,000; Mark A. Culhane 7,500; George B. James 10,000; David B. Pratt 10,000; and Michele Vion 10,000.

(3)
At December 31, 2010, the aggregate number of all unexercised option awards outstanding for each non-employee director, including those awarded in 2010, was as follows: William B. Binch 116,561; Charles M. Boesenberg 109,080; Mark A. Culhane 25,000; George B. James 224,667; David B. Pratt 345,767; Michele Vion 101,168; and Robert H. Youngjohns 155,671.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K set forth below with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis set forth below be included in the Company's Proxy Statement pursuant to Schedule 14A, filed in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended.

THE COMPENSATION COMMITTEE

Michele Vion, Chair
William B. Binch
David B. Pratt

COMPENSATION DISCUSSION AND ANALYSIS

        The following discussion and analysis focuses on the compensation paid to the individuals who served as our Chief Executive Officer and Chief Financial Officer during fiscal 2010, as well as the three most highly compensated executive officers other than our Chief Executive Officer and Chief Financial Officer, all of whom we refer to collectively as the "named executive officers," although much of the discussion here also applies to all of our senior executives.

Executive Summary and 2010 Strategic Actions

        The executive compensation program seeks to encourage and reward executive contributions and is intended to align the interests of our executive officers with those of our stockholders. Our Compensation Committee believes that our long-term success in increasing stockholder value is closely tied to our ability to compete for talented executives who are motivated to help us succeed. Therefore, in line with our pay for performance philosophy, our Compensation Committee has designed and continually reviews and refines our executive compensation program with an intention to accomplish the following goals:

  •
  maintain and enhance our ability to attract and retain highly qualified executives;

  •
  encourage performance that aligns executive compensation rewards to our top business priorities;

  •
  foster a mindset among the executive team that the rewards of our compensation plan are fair and consistent; and

  •
  focus the executive team on our operating goals by tying a substantial portion of their compensation to performance targets to which they are held accountable.

        Our executive compensation program is designed to promote the attainment of strategic annual and long-term business objectives to increase stockholder value. Our executive compensation consists primarily of cash compensation (both base salary and performance-based bonus) and equity compensation providing long-term incentives.

  Strategic Executive Compensation Actions in 2010

        A key factor in the compensation decisions for 2010 was achieving non-GAAP profitability in our recurring revenue business model. Accordingly, the board of directors and management developed a business plan for 2010 that emphasized additional revenue and operating margin growth coupled with targeted cost reduction efforts which, if implemented effectively, would result in non-GAAP operating profitability in the second half of 2010. By the end of 2010, our operations showed significant improvement over 2009 and we posted positive non-GAAP operating results for both the third and fourth quarters of 2010.

        Based on the considerations of the overall economic challenges in 2010 and to increase the ability to achieve non-GAAP profitability in 2010, a number of compensation decisions were made regarding three principal components of our executive compensation program: namely, base salary, performance-based cash bonuses and equity compensation. These decisions included:

  •
  No increases to executive base salaries;

  •
  Beginning in the second half of 2010, no payouts of executive cash bonuses would be made until non-GAAP operating profitability (as defined below and after factoring in bonus payouts) was achieved; and

  •
  Increasing equity compensation to motivate executives to achieve long-term success and increase stockholder value.

        Additionally, as discussed in the section "Director Compensation" above, our board of directors reduced the annual cash retainer paid to the non-employee directors effective as of July 1, 2010.

        These decisions regarding executive compensation in 2010 complement our strong executive compensation policies and practices, which are exemplified by the following:

  •
  No substantive benefits or prerequisites are provided to executives other than those offered generally to all of our employees;

  •
  Executive change of control agreements require a termination of employment before change in control benefits are payable. (For a more detailed description of these "double trigger" change of control agreements, please refer to the section entitled Change of Control Arrangements below). No changes to these executive change of control agreements were made in 2010;

  •
  Executive severance agreements ranging from seven months of base salary and COBRA contributions to a maximum of 18 months of base salary, target bonus and COBRA contributions for our President and Chief Executive Officer. (For a more detailed description of our severance agreements, please refer to the section entitled Severance Arrangements below). No changes to these executive severance agreements were made in 2010;

  •
  No gross-up or other reimbursement for taxes;

  •
  A dedicated risk management program chartered with specific risk assessment responsibilities and broad oversight authority that reports directly and routinely to our board of directors;

  •
  The Compensation Committee's engagement of its own independent consultant that does not provide any services to management and has had no prior relationship with any of our named executive officers;

  •
  Restrictions in our insider trading policy that prohibit directors, named executive officers and all of our employees from (i) entering transactions in connection with our stock during quarterly "blackout" periods, (ii) selling our stock short and (iii) purchasing options, including "puts" and "calls", on our stock; and

  •
  Frequent board of directors meetings to review any unannounced corporate developments that may give rise to implementation of special trading freezes for our directors, named executive officers and any other applicable employees under our insider trading policy.

The Role of Our Compensation Committee

        The Compensation Committee is responsible for overseeing our executive compensation program, including reviewing and approving, or recommending to our board of directors, the compensation arrangements for our named executive officers and other senior management. The Compensation Committee has engaged an outside compensation consulting firm, Radford, an Aon Consulting Company ("Radford") to advise the Compensation Committee and the board of directors on executive and equity compensation matters, including guidance on peer company practices, which the Compensation Committee used in its overall assessment and setting of executive compensation targets for 2010. The consulting firm reports directly to the Compensation Committee, which has sole authority to direct its work, and to the Chairperson of the Compensation Committee in particular.

        In addition, the Compensation Committee reviews and approves for all employees, including named executive officers, our general compensation policies to ensure that they do not encourage overly aggressive risk taking and to ensure they complement one another and align with overall corporate goals and policies. Additionally, the Compensation Committee oversees our equity incentive plans, including reviewing and approving (or recommending to the board of directors for approval) all equity awards to our executive officers.

Determining Executive Compensation

        The Compensation Committee's review of individual executive compensation includes an assessment of prior and current compensation and peer group practice. We believe that the base salary, performance-based cash bonus percentages, and number of shares awarded, as well as the elements of our cash and equity components of our executive compensation program are similar to those of many technology companies. This is primarily the result of industry trends and expectations of senior executives in the markets we target for hiring and retention. In addition, the amounts awarded pursuant to equity grants (in the form of stock options and restricted stock units) are determined by taking into account our retention needs as well as long-term goals established by our board of directors.

        As part of its analysis and design of the executive compensation program, the Compensation Committee reviews compensation data for senior executives in companies of similar size (based on revenues) and complexity from the software and other high-technology industries that it considers to be our peer group for compensation purposes. The peer group approved by the Compensation Committee for evaluation of 2010 compensation consisted of the following companies:

Actuate Corporation	Kana Software, Inc.	Saba Software, Inc.
Advent Software, Inc.	Kenexa Corporation	SuccessFactors, Inc.
Ariba, Inc.	Keynote Systems, Inc.	SupportSoft, Inc.
Chordiant Software, Inc.	NetSuite, Inc.	SumTotal Systems, Inc.
DemandTec, Inc.	Pegasystems Inc.	Taleo Corporation
Guidance Software, Inc.	Phoenix Technologies Ltd.	The Ultimate Software Group, Inc.
iPass, Inc.	RightNow Technologies, Inc.	Vignette Corporation

        The peer group was approved by the Compensation Committee in 2009 and was chosen generally based on the following criteria for similarly-sized software companies:

  •
  Annual revenue of $50 million to $200 million;

  •
  Market capitalization between $50 million to $200 million;

  •
  Employee headcount between 100 to 1,000 people; and

  •
  Companies from which we recruit executives and to whom we may lose executive talent.

        Although our annual revenue and market capitalization in 2009 were at the low end of the criteria, the Compensation Committee determined that overall these companies reflected an appropriate range of peers for comparison of executive compensation.

  Total Cash Compensation

        Our executive officers' total cash compensation consists of:

  •
  base salary, which is a fixed amount generally set each year; and

  •
  a performance-based cash bonus, which is paid if we achieve business operating goals, as further described below.

        After reviewing Radford's market information and discussing with our Chief Executive Officer effective ways to align business strategy with our executive compensation programs, the Compensation Committee sets each executive's total target cash compensation (base salary plus target performance bonus) at a rate that it considers competitive with market practice and that will motivate our executive officers to excel.

        Total target cash compensation generally falls between the median and the upper third quartile of peer group data. In determining total target cash compensation for a specific executive officer, the Compensation Committee considers other factors, including the scope of the executive's particular job, the importance of the executive's responsibilities to the accomplishment of our significant objectives, expected value of the executive's future impact or contribution to our success and growth, anticipated changes in our business plans and goals and their potential impact on the executive's responsibilities, his or her performance in the job, our recent financial performance and market competitiveness. In addition, the Compensation Committee considers recommendations from our Chief Executive Officer regarding particular motivating factors for specific executive officers other than himself.

        The Compensation Committee allocates cash compensation between base salary and performance bonus based on various criteria, including in particular:

  •
  market data provided by our independent consultant;

  •
  internal review of each executive officer's compensation, both individually and relative to other executives; and

  •
  the experience of each executive as an executive with our company.

        Additionally, the Compensation Committee compares the short-term impact of total target cash compensation with the potentially longer term motivation of equity compensation. For example, the Compensation Committee decided not to raise base salaries of executives in 2010 but instead to focus more on longer term equity compensation by increasing the percentage of total target compensation represented by equity awards. In addition, although the Compensation Committee increased target bonus amounts for certain individuals (as described below) to focus their attention on corporate financial goals, the payment of any executive bonuses for the second half of 2010 on the Company were conditioned upon being operationally profitable on a non-GAAP basis (after bonus payments) for that applicable quarter.

All of these actions supported our efforts to encourage (i) reduction of operating expenses (by limiting executive cash compensation) and (ii) achievement of operating profitability to increase stockholder value.

        The individual target bonus percentages for 2010 were approved in the first quarter of the calendar year by the Compensation Committee (or the board of directors as it relates to our Chief Executive Officer). Because their positions' performance is more directly tied to corporate revenue and profit generation, the Compensation Committee and board of directors determined that the total cash compensation for our Chief Executive Officer, Senior Vice President of Global Sales and, starting in the second quarter of 2010, our Senior Vice President, Client Services should be weighed more heavily on performance-based metrics and therefore have a higher portion of their total target cash compensation "at risk" than the other executive officers. The target bonus percentages (as a percentage of base salary) established for the executive officers under the 2010 Executive Incentive Bonus Plan are set out in the following table:

Position	Target Bonus
President and Chief Executive Officer	100%
Senior Vice President of Global Sales	100%
Senior Vice President, Client Services	100%
Other Executive Officers	55-75%

  2010 Base Salaries

        In setting base salaries, the Compensation Committee reviews Radford's recommendations for market ranges with respect to base salary compensation of officers in the peer companies above. Merit-based increases of executive officers' salaries are considered annually and are awarded based on corporate objectives and the recommendations of our Chief Executive Officer after assessment of each member of the executive team's performance as part of his or her regular performance review process, and the board of director's assessment of our Chief Executive Officer's performance. As described above in the section entitled "Executive Summary and 2010 Strategic Actions", the board of directors and Compensation Committee chose to freeze executive base salaries at 2009 levels.

  2010 Performance-Based Cash Bonuses

        Our Executive Incentive Bonus Plan is intended to recognize and reward the link between the achievement of Callidus' corporate objectives and the executives' contributions to its success. The plan is designed to motivate the executive team to achieve business targets by placing compensation "at risk" if we do not meet our objectives. The three performance components of our bonus plan for 2010 were:

  •
  revenue (20%);

  •
  operating income (40%); and

  •
  annual contract value (40%).

        For 2010, the Compensation Committee continued the practice of reviewing and, if achieved, paying performance-based cash bonuses on a quarterly basis, which it believed was appropriate to maintain executive motivation throughout the year. The board of directors sets the specific quarterly goals for each component twice during the year to allow the board of directors to make needed adjustments to performance targets, if any, to align with changes in our business objectives and business offerings during the year. These goals are based on business plan objectives and are meant to reflect challenging but achievable growth and profitability projections. The target levels for the components may not correlate to our publicly disclosed guidance because the bonus plan targets reflect ranges of expected performance in order to increase the retentive value of our bonus program while offering increased rewards for superior performance. For example, the board of directors may decide to set performance "target" level amounts at a higher or lower level from our business plan objectives as they deem appropriate.

        Per our 2010 Plan, the quarterly performance-based cash bonuses which were tied to specific quarterly goals were eligible for payout if we achieved the minimum threshold performance level required for a particular component which, when set, is intended to be a realistic performance level representing a substantial portion of "target" levels. For each quarter of 2010, the minimum threshold for the revenue component was 85% of the target level. The threshold for the operating income component directly correlated to the revenue component threshold and was based upon applicable gross margin assumptions applied to the differences from the revenue component target to the revenue component threshold. The threshold for the annual contract value component was based on approximately 95% of the annual contract value component target based on a review of annual contract value targets adjusted for historical average contract annual transaction values combined with more aggressive targets intended to increase recurring revenue to reach non-GAAP operating profitability in the second half of 2010. If a threshold was exceeded but the target level was not reached, then actual performance-based cash payments were based upon the difference between the established targets and actual performance and were pro-rated accordingly. In addition to the target component objectives, the board of directors set overachievement goals (internally known as stretch objectives) to motivate the executives to exceed the targets.

        Beginning in the second half of 2010, the board of directors added the additional requirement that performance-based cash bonuses would be paid only if we were operationally profitable on a non-GAAP basis (after bonus payments) for that applicable quarter.

        The board of directors chose to weight annual contract value and operating income more heavily in the 2010 Plan than revenue because they considered these metrics important to our successful transition to a recurring revenue business.

        The Compensation Committee retains the right to make discretionary bonus payments based on meritorious circumstances. In January 2010, the Compensation Committee paid our Senior Vice President, General Counsel and Secretary a single discretionary bonus payment of $4,000 for her efforts related to the acquisition of Actek, Inc. in January 2010. No other discretionary bonus payments were made to any of our named executive officers in 2010.

        The following table shows the pre-established goals for each of our performance components (expressed as a range from the minimum threshold target required for payment of any bonus to the maximum overachievement goal) for each fiscal quarter during 2010, as well as the resulting payout for each executive officer for the quarter (expressed as a percentage of any individual's target bonus). Where payout percentages are zero, we did not meet the threshold level of achievement of the performance goals for any of the components or, alternatively, beginning in the second half of 2010, even if the threshold levels were met, where the payment of bonuses would materially negatively impair our operating profitability.

	Performance Goals (Range from Threshold to Overachievement)
				Weighted Performance and Actual Payout (as a % of target bonus)
FY10 Quarter	Revenue	Annual Contract Values(1)	Operating Income/(Loss)(1)			Total Bonuses (Named Executive Officers)
First	$16.7-$18.2M	$2.9-$3.3M	$(2.5M)-$(1.4)M	0%		$0
Second	$17.9-$19.4M	$3-$4M	$(1.3M)-$(.6)M	0%		$0
Third	$16.5-$17.9M	$2.5-$4M	$(1.2M)-($.2)M	50	%(2)	$149,675	(2)
Fourth	$18.2-$19.7M	$2.5-$3.5M	$(.2M)-$1M	0	%(3)	$0

			Totals	12.5%		$149,675

(1)
The amounts stated are not based on Generally Accepted Accounting Principles (GAAP) but instead are adjusted for items such as stock-based compensation expense, restructuring expense, amortization of acquired intangible assets and tax benefits or expenses.

(2)
In the third quarter of 2010, we exceeded target performance for the Revenue and Operating Income components but fell below the threshold level for Annual Contract Value in the quarter. Based on the weighting of Revenue, Operating Income and Annual Contract Value at 20%, 40% and 40%, respectively, our weighted total percentage achievement of the three components was 60%. Nevertheless, after consideration of our stated goal of non-GAAP profitability, our board of directors and management agreed that payment for the achievement of the two components under our Executive Incentive Bonus Plan would be more appropriately set at the 50% level. If payment of the cash bonuses was made at the 60% level, the actual Total Bonuses paid to our named executive officers would have been $179,610.

(3)
Although the Revenue target and Operating Income threshold performance goals were achieved in the fourth quarter of 2010, no amounts were paid out because to do so would have materially negatively impaired our non-GAAP operating profitability for the quarter.

  Equity Compensation

        The Compensation Committee believes that our equity compensation program is important for rewarding our executives and other key employees for long-term performance in a manner that reflects value received by our stockholders, while encouraging retention by subjecting stock option grants and restricted stock unit awards to vesting, typically over four years and three years, respectively.

        In making decisions regarding equity compensation, the Compensation Committee considers the dilutive impact on stockholders. In 2010, the board of directors and Compensation Committee considered the impact of increasing equity awards to executive officers as well as a substantial portion of our employee population and weighed it against the potential increase in stockholder value from achieving non-GAAP profitability in the second half of 2010. As discussed above, our board of directors and Compensation Committee determined that the better strategic option for our stockholders and to keep our operating expenses in line was to instead focus compensation on equity awards to incent and motivate executive officers rather than using cash for salary increases. Nevertheless, the Compensation Committee remained mindful of the potential dilution to stockholders and therefore sought to limit the number of shares awarded via equity grants and awards such that the majority of equity awards issued to eligible employees, including our named executive officers, was in the form of restricted stock units. Because restricted stock units are awarded in smaller share amounts to reflect the fact that they do not have an exercise price like stock options, they lessen dilution of our common stock, while adding retention value to the program by offering incentives to executive officers even in a down market.

        2010 Equity Grants.    During 2010, we granted restricted stock units alone rather than stock options to our named executive officers. The determination of the amount of equity awards granted to our Chief Executive Officer was based on the review by the Compensation Committee and our board of directors of the market and peer group data and guidance received from Radford and the difficulty and significance placed on achieving non-GAAP operating profitability by the second half of 2010. Similarly, prior to granting equity awards to the other named executive officers, the Compensation Committee examined the market and peer group data and guidance received from Radford and supplemented that review with input from our Chief Executive Officer. The Compensation Committee also reviewed the existing equity holdings of our named executive officers and the value of those holdings in determining the number of shares to award.

        Each of our executive officers received a restricted stock unit award which vests quarterly over three years. However, certain executive officers also received a second restricted stock unit award which will vest in one installment at the two year anniversary of the award. The decision regarding who should receive these additional awards was based on the Compensation Committee's assessment of a number of factors including the executive's experience as an executive officer at the Company, the executive's performance, the importance of the executive's responsibilities to the accomplishment of our significant objectives, expected value of the executive's future impact or contribution to our success and growth and the need for additional retention actions for those executives. Overall, for the total number of shares awarded to the executive officers in 2010, the dilution and target value of the equity awards was intended to fall within the same range as used for our target cash compensation — i.e., between the median and upper third percentile of our peer group. Because of our stock value, the value of the awards was at the lower end of this range, while the percentage of equity ownership was at the higher end of the range, which we believe was appropriate because, as a technology company, employee equity ownership is particularly important.

        Given his central role in the achievement of our 2010 business plan, our Chief Executive Officer received a significantly larger amount of shares in the form of restricted stock units than our other executive officers. His restricted stock unit awards consisted of one award for 2/3rds of the total shares awarded that would vest over three years in quarterly installments and a second award for 1/3 of the total shares awarded that would vest in one installment after two years. In determining the total initial value and share numbers for his grants, the Compensation Committee and board of directors considered (i) the same peer group analysis as described above, (ii) our board of directors' belief that the total number of shares awarded would provide a significant incentive for the Chief Executive Officer to work towards achieving non-GAAP operating profitability by the end of 2010 and thereby setting the basis for an increase in our stock price that aligned with the interests of our stockholders, (iii) total compensation competitiveness based on below market cash compensation and (iv) the need to provide retention incentives. The Compensation Committee considered that the second award would be an additional incentive and retention tool as no vesting would occur until after the second anniversary of the award and that allocating 1/3 of the total shares awarded in this manner was appropriate.

        CEO's 2008 Performance Grant.    As described in our 2009 and 2010 proxy statements, in January 2008, the board of directors chose to encourage the retention and performance of our Chief Executive Officer by granting him a restricted stock unit award for 60,000 shares of our common stock that would vest after five years, but each year 20,000 shares would be eligible for accelerated vesting depending on our performance under the Executive Incentive Bonus Plan. As indicated in our 2010 proxy statement, our aggregate payout for 2009 was approximately 39% of target bonus and accordingly, our board of directors approved the vesting of approximately 39% of the 20,000 shares eligible for accelerated vesting for fiscal 2009 performance. In 2010, our aggregate payout was approximately 12.5% of target bonus based on our performance during the year and using the weighting of performance components described above under — "2010 Performance-Based Cash Bonuses." Based on this corporate performance achievement, in early 2011, the board of directors approved the vesting of approximately 12.5% of the 20,000 shares eligible for accelerated vesting for fiscal 2010 performance. The remainder of the unvested shares (35,648 shares) under the 2008 restricted stock unit award will vest as of January 31, 2013.

        Equity Grant Policy.    The exercise price of all non-qualified stock option grants is no less than the closing price of our common stock on the NASDAQ Global Market on the date of grant. To avoid any appearance of impropriety concerning the timing of grants and awards, our Compensation Committee has implemented a policy to grant all equity awards for executive officers on the last trading day of the month in which the grant is approved, except that awards to executive officers (other than new hire grants) are not granted during a blackout period or a trading freeze period under our Policy and Procedure on Insider Trading. These policies have been formalized and included in our Equity Award Administration Policy which can be found on our website at http://www.callidussoftware.com/callidus/investor-relations/governance/.

Other Benefits

        Change in Control and Severance.    Our executive officers have agreements providing potential severance benefits, including enhanced benefits through equity acceleration if termination occurs in connection with a change in control. The Compensation Committee and our board of directors regularly review the benefits provided by these arrangements. Detailed descriptions of these arrangements (including a quantification of the benefits) is below in the section entitled "Employment Contracts, Change of Control Arrangements and Severance Agreements of Named Executive Officers. We do not provide tax gross-ups if executives become subject to taxes as a result of severance and change in control benefits.

        The Compensation Committee believes that these severance and change in control arrangements mitigate some of the risk that exists for executives working in a smaller company. These arrangements are intended to attract and retain qualified executives who could have other job alternatives that may appear to them to be less risky absent these arrangements. Because of the significant acquisition activity in the high technology industry, there is a possibility that we could be acquired in the future. Accordingly, the Compensation Committee believes that the severance packages and double trigger change of control provisions provide an incentive for these executives to continue to help successfully execute such a transaction from its early stages until closing, in support of a transaction approved by the board of directors that is considered in the stockholders' best interest.

        Other.    Our executive officers otherwise participate in employee benefit plans that are provided to our other employees, including our Employee Stock Purchase Plan, 401(k) plan and health and welfare benefits. Generally, we do not provide additional benefits or perquisites to our executives that are not available to all of our employees.

Accounting and Tax Considerations

        Statement of Financial Accounting Standards ("SFAS") No. 123R, "Share-based Payments" requires us to expense stock options in our income statement over the stock option's vesting period. As a result, in order to limit the amount of expense, we currently grant stock options with maximum terms of five years.

        Tax deductibility of executive compensation is not currently a material factor in determining executive compensation. Section 162(m) of the Internal Revenue Code limits the tax deductibility by us of compensation in excess of $1 million paid to our chief executive officer, chief financial officer or any of our three other most highly compensated executive officers, unless the compensation is "performance-based" as defined by the Internal Revenue Code. To date, the application of Section 162(m) to us has not resulted in material loss of tax deduction. Our performance bonus plan does not qualify as "performance-based"

compensation under Section 162(m), and we grant equity compensation that does not qualify as "performance-based" for purposes of Section 162(m).

Executive Compensation

        The following table sets forth all compensation awarded, earned or paid to our Chief Executive Officer, Chief Financial Officer and the other three most highly compensated executive officers for the last fiscal year, for services rendered to the Company in all capacities during the last three fiscal years, to the extent the individual was a named executive officer for such fiscal year.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Total ($)
Leslie J. Stretch	2010	$400,000	$1,008,000	$50,000	$1,458,000
President and Chief Executive Officer	2009	$400,000	$163,750	$154,040	$717,790
	2008	$350,000	$887,400	$247,641	$1,485,041
Ronald J. Fior	2010	$298,116	$487,200	$27,948	$813,264
Senior Vice President, Finance and	2009	$298,116	$157,200	$86,104	$541,420
Operations, Chief Financial Officer	2008	$286,650	$211,990	$152,113	$650,753
Michael L. Graves	2010	$262,080	$705,600	$24,570	$992,250
Senior Vice President, Engineering, Chief	2009	$262,080	$157,200	$75,695	$494,975
Technology Officer	2008	$252,550	$182,410	$133,726	$568,686
V. Holly Albert	2010	$273,000	$420,000	$29,594	$722,594
Senior Vice President, General Counsel,	2009	$273,000	$157,200	$78,849	$509,049
Secretary	2008	$262,600	$192,270	$139,299	$594,169
Jimmy Duan	2010	$230,000	$369,600	$21,563	$621,163
Senior Vice President, Asia Pacific and Latin America

(1)
Amounts represent the grant date fair value of equity-based awards granted during 2008, 2009 and 2010, determined in accordance with FASB ASC Topic 718. See Note 8 of the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 regarding assumptions underlying valuation of equity awards.

(2)
Reflects amounts earned for performance by the applicable executive during the year indicated under the Company's Executive Incentive Bonus Plan.

 Grants of Plan-Based Awards

        The following table sets forth information concerning grants of stock options and non-equity incentive plan awards made to our named executive officers during 2010.

									Grant Date Fair Value of Stock and Option Awards ($)(3)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)				All Other Stock Awards: Number of Shares of Stock or Units
		Board of Directors or Compensation Committee Action Date(1)
Name	Grant Date(1)		Threshold ($)	Target ($)		Maximum ($)
Leslie J. Stretch	2/26/2010	1/25/2010	$—	$—		—	200,000	(4)	$672,000
	2/26/2010	1/25/2010	$—	$—			100,000	(5)	$336,000
	3/5/2010	—	$340,000	$400,000	(6)	—	—		$—
Ronald J. Fior	2/26/2010	1/25/2010	$—	$—		—	110,000	(4)	$369,600
	2/26/2010	1/25/2010	$—	$—			35,000	(5)	$117,600
	3/5/2010	—	$190,049	$223,587	(6)	—	—		$—
Michael L. Graves	2/26/2010	1/25/2010	$—	$—		—	110,000	(4)	$369,600
	2/26/2010	1/25/2010	$—	$—			100,000	(5)	$336,000
	3/5/2010	—	$167,076	$196,560	(6)	—	—		$—
V. Holly Albert	2/26/2010	1/25/2010	$—	$—		—	110,000	(4)	$369,600
	2/26/2010	1/25/2010	$—	$—			15,000	(5)	$50,400
	3/5/2010	—	$174,038	$204,750	(6)	—	—		$—
Jimmy Duan	2/26/2010	1/25/2010	$—	$—		—	110,000	(4)	$369,600
	3/5/2010	—	$127,075	$149,500	(6)(7)	—	—		$—

(1)
Pursuant to our equity awards administration policy approved by our board of directors, stock options and restricted stock units are awarded to Executive Officers, including the named executive officers listed above, on the last trading day of the month in which the award is approved or, if a Blackout Period or Trading Freeze Period under our Insider Trading Policy is in effect such as it was during January, then the award will be on the last trading day of the following month.

(2)
The amounts shown in the column entitled "Threshold" reflect the minimum payment level under our 2010 Executive Incentive Bonus Plan to be paid upon achievement of the threshold level of performance for all of the three performance components. The amounts under "Target" assume that 100% of all three of the performance metrics for the targets were achieved. Lesser amounts could be paid if only one or two of the three performance metrics were achieved in any quarterly period. There was no maximum payment level set in 2010, although payments could be above the "Target" amounts if performance exceeded the targets. The performance metrics are further described above under "Compensation Discussion And Analysis — 2010 Performance Based Cash Bonuses".

(3)
Amounts represent the grant date fair value of equity-based awards granted in 2010, determined in accordance with FASB ASC Topic 718. See Note 8 of the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 regarding assumptions underlying valuation of equity awards.

(4)
All of the shares subject to these restricted stock unit awards vest over a period of three years in quarterly installments from the date of award.

(5)
All of the shares subject to these restricted stock unit awards vest in their entirety on the last trading day of January 2012.

(6)
Actual amounts paid for 2010 are set forth in the Summary Compensation Table above.

(7)
Mr. Duan's responsibilities increased during 2010 and the amounts reflected in the columns entitled "Threshold" and "Target" reflect an increase in his cash bonus potential under the 2010 Executive Incentive Bonus Plan for the second half of 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

							Stock Awards
			Number of Securities Underlying Unexercised Options (#) Excercisable	Number of Securities Underlying Unexercised Options (#) Unexcercisable			Number of Shares or Units of Stock That Have Not Vested
	Option Awards							Market Value of Shares or Units of Stock That Have Not Vested ($)
					Option Exercise Price ($)
						Option Expiration Date
Name	Grant Date
Leslie J. Stretch	11/30/2005	(1)	190,000	—	$4.15	11/30/2015	—	$—
	1/31/2007	(2)	117,500	2,500	$7.53	1/31/2012	—	$—
	11/30/2007	(2)	308,333	91,667	$6.26	11/30/2012	—	$—
	1/30/2009	(2)	59,895	65,105	$2.62	1/30/2014	—	$—
	1/31/2008	(3)	—	—	$—	—	10,000	$50,500
	1/31/2008	(4)	—	—	$—	—	38,067	$192,238
	1/30/2009	(5)	—	—	$—	—	26,042	$131,512
	2/26/2010	(6)	—	—	$—	—	100,000	$505,000
	2/26/2010	(5)	—	—	$—	—	149,990	$757,450
Ronald J. Fior	10/15/2002	(7)	15,000	—	$0.84	10/15/2012	—	$—
	12/23/2002	(2)	15,000	—	$0.84	12/23/2012	—	$—
	8/26/2003	(2)	60,000	—	$4.17	8/26/2013	—	$—
	9/1/2004	(8)	80,000	—	$3.92	9/1/2014	—	$—
	2/28/2005	(9)	100,000	—	$4.51	2/28/2015	—	$—
	1/31/2006	(10)	110,000	—	$4.38	1/31/2016	—	$—
	1/31/2007	(2)	117,500	2,500	$7.53	1/31/2012	—	$—
	1/31/2008	(2)	72,916	27,084	$4.93	1/31/2013	—	$—
	1/30/2009	(2)	14,375	15,625	$2.62	1/30/2014	—	$—
	1/30/2009	(5)	—	—	$—	—	25,000	$126,250
	2/26/2010	(5)	—	—	$—	—	82,494	$416,595
	2/26/2010	(6)	—	—	$—	—	35,000	$176,750
Michael L. Graves	2/28/2007	(1)	239,583	10,417	$7.46	2/29/2012	—	$—
	1/31/2008	(2)	72,916	27,084	$4.93	1/31/2013	—	$—
	1/30/2009	(2)	14,375	15,625	$2.62	1/30/2014	—	$—
	1/30/2009	(5)	—	—	$—	—	25,000	$126,250
	2/26/2010	(5)	—	—	$—	—	82,494	$416,595
	2/26/2010	(6)	—	—	$—	—	100,000	$505,000
V. Holly Albert	8/31/2006	(1)	200,000	—	$4.69	8/30/2011	—	$—
	1/31/2007	(2)	24,479	521	$7.53	1/31/2012	—	$—
	1/31/2008	(2)	72,916	27,084	$4.93	1/31/2013	—	$—
	1/30/2009	(2)	14,375	15,625	$2.62	1/30/2014	—	$—
	1/30/2009	(5)	—	—	$—	—	25,000	$126,250
	2/26/2010	(5)	—	—	$—	—	82,494	$416,595
	2/26/2010	(6)	—	—	$—	—	15,000	$75,750
Jimmy Duan	10/31/2008	(1)	108,333	91,667	$3.38	10/31/2013	—	$—
	1/30/2009	(2)	14,375	15,625	$2.62	1/30/2014	—	$—
	10/31/2008	(3)	—	—	$—	—	11,725	$59,211
	2/26/2010	(5)	—	—	$—	—	82,494	$416,595

(1)
Option vests over a period of four years, with 25% of the number of shares vesting on the first anniversary of the date of grant and the remaining 75% vesting in equal monthly installments over the three years thereafter.

(2)
Option vests over a period of four years in equal monthly installments commencing on the date of grant.

(3)
Restricted stock unit award vests over a period of three years, with one-third vesting on the first anniversary of the date of award and the remaining two-thirds vesting in eight quarterly installments thereafter.

(4)
Restricted stock unit award vests on the fifth anniversary of the date of award provided that up to 20,000 shares may vest in each of the first three years after the date of award if and to the extent Company financial performance targets are met.

(5)
Restricted stock unit award vests over a period of three years in twelve quarterly installments commencing on the date of award.

(6)
Restricted stock unit award vests in its entirety on the last trading day of January 2012.

(7)
Option vested over a period of four years in equal monthly installments commencing on September 16, 2002.

(8)
Option vested on September 1, 2007.

(9)
Option vested over a period of four years in equal monthly installments commencing on January 1, 2005.

(10)
Option vested over a period of four years in equal monthly installments commencing on December 6, 2005.

Option Exercises and Stock Vested

        The following table sets forth certain information regarding options exercised and stock vesting for our named executive officers during 2010.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(1)
Leslie J. Stretch	118,626	$444,305
Ronald J. Fior	47,506	$180,776
Michael L. Graves	47,506	$180,776
V. Holly Albert	47,506	$180,776
Jimmy Duan	39,231	$150,098

(1)
Reflects the closing price of our common stock on the vesting dates multiplied by the number of shares that vested on each date.

Employment Contracts, Change of Control Arrangements and Severance Agreements of Named Executive Officers

  Change of Control Arrangements

        We have change of control agreements with all of our executive officers. All of these agreements provide that any options granted and restricted stock units awarded to such individuals will become immediately vested if the individual is terminated without cause or resigns for good reason (as those terms are defined in the change of control agreements) within 18 months after the change of control.

  •
  Under the terms of each of the change of control agreements, the term "good reason" includes: (i) any reduction in base salary or annual target bonus, (ii) any material reduction in any other benefits, (iii) any material reduction in duties or authority, or (iv) a requirement to relocate more than 35 miles.

        If in 2010 there had been a change of control and one or more of the named executive officers had been terminated effective as of December 31, 2010, we estimate that the value of the acceleration of the options under the change of control agreements would have been as follows:

Name	Value of Stock Option Awards Outstanding(1)	Value of Stock Awards Outstanding(2)
Leslie J. Stretch	$158,205	$1,636,700
Ronald J. Fior	$41,219	$719,595
Michael Graves	$41,219	$1,047,845
Holly Albert	$41,219	$618,595
Jimmy Duan	$191,053	$475,806

(1)
Accelerated vesting of stock option award amounts was determined by measuring the intrinsic value of the unvested stock options as of December 31, 2010, by subtracting the exercise price of the option from the closing price of our stock as of December 31, 2010 and multiplying the difference by the number of unvested shares.

(2)
Accelerated vesting of restricted stock unit award amounts was determined by measuring the closing price of our stock as of December 31, 2010 by the number of unvested shares.

  Severance Arrangements

        Under the terms of Mr. Stretch's amended employment agreement, if Mr. Stretch is terminated without cause and he signs a release of claims, he will receive 18 months of (i) his then current base salary, (ii) target bonus and (iii) an amount equal to the cost of his COBRA health benefits contributions. In addition, if the termination is in connection with a change of control, 100% of his unvested equity awards will vest, as described in the section "Change of Control Agreements" above.

        We have entered into agreements with each of V. Holly Albert, Ron Fior, and Michael Graves to provide that, upon an involuntary termination for reasons other than cause, we would pay each of the foregoing named executive officers who signs a release of claims twelve months of (i) their base salary, (ii) their target bonus and (iii) an amount equal to the cost of their COBRA health benefits contributions

        Pursuant to the offer letters or our current standard severance policy for all other senior vice presidents, upon an involuntary termination for reasons other than cause, we would pay each senior vice president who signs a release seven months of their base salary and an amount equal to the cost of their COBRA health benefits contributions.

        The following table identifies the amounts we estimate that the named executive officers in the table below would have been entitled to receive had they been terminated without cause effective as of December 31, 2010 (not including the value of equity vesting if the termination occurred in connection with a change in control, which is described above):

Name	Salary Equivalent	Target Bonus Equivalent	Health Benefits(1)	Total Severance Benefits
Leslie J. Stretch	$600,000	$600,000	$1,939	$1,201,939
Ronald J. Fior	$298,116	$223,587	$1,939	$523,642
Michael L. Graves	$262,080	$196,560	$1,939	$460,579
V. Holly Albert	$273,000	$204,750	$1,331	$479,081
Jimmy Duan	$134,167	$—	$1,939	$136,106

(1)
The amount indicated in the column entitled "Health Benefits" is based on an estimate of the cost of COBRA contributions for continued health care coverage.

  Equity Compensation Plan Information

        The following table summarizes information about common stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2010.

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by stockholders(1)(2)	5,470,729	$4.50	3,423,496	(3)

(1)
The number of shares of common stock available under the Employee Stock Purchase Plan increases on July 1 of each year by the lesser of (i) 1,200,000 shares, (ii) 2.0% of the outstanding shares of common stock on the last day immediately preceding such date or (iii) a lesser amount determined by the board of directors.

(2)
The number of shares available under the 2003 Stock Incentive Plan increases on July 1 of each year by the lesser of (i) 2,800,000 shares, (ii) 5.0% of the outstanding shares of common stock on the last day immediately preceding such date or (iii) an amount determined by the board of directors.

(3)
Includes 866,796 shares that were issued pursuant to restricted stock unit awards that were forfeited before they vested and prior to December 31, 2010. Under the terms of the 2003 Stock Incentive Plan, these forfeited shares are again available for issuance in future equity awards but were erroneously not previously reported by the Company as available for issuance.

 Proposal Three:

Advisory Vote on Executive Compensation

        The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules.

        As described in detail under the heading "Compensation Discussion and Analysis" above, our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term business objectives intended to increase stockholder value. Please read the "Compensation Discussion and Analysis" above for additional details about our executive compensation programs, including information about the 2010 compensation of our named executive officers.

        Our Compensation Committee and board of directors continually review the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders' interests and current market practices. As a result of the board of directors' strong desire that we achieve profitability in 2010 and the Compensation Committee's review process, in 2010 the Compensation Committee and board of directors made the following changes to our executive and non-employee board of directors compensation practices:

  •
  No increases to executive base salaries;

  •
  Beginning in the second half of 2010, no payouts of executive cash bonuses would be made until non-GAAP operating profitability was achieved;

  •
  Increasing equity compensation to motivate executives to achieve long-term success and increase stockholder value;

  •
  Reduction of the annual cash compensation paid to our non-employee directors by $10,000 and reduction of the cash compensation paid to our Chairman of the Board by $20,000 These modifications complemented our board of directors' desire to maintain appropriate executive compensation practices including:

  •
  No substantive or recurring benefits or prerequisites other than those offered generally to all of our employees;

  •
  Executive change of control agreements require a termination of employment before change in control benefits are payable. (For a more detailed description of these "double trigger" change of control agreements, please refer to the section entitled Change of Control Arrangements above);

  •
  Executive severance agreements ranging from seven months base salary and COBRA contributions to a maximum of 18 months of base salary, target bonus and COBRA contributions for our President and Chief Executive Officer. (For a more detailed description of our severance agreements, please refer to the section entitled Severance Arrangements below) and

  •
  No gross-up or other reimbursement for taxes.

        We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, our board of directors asks our stockholders to vote "FOR" the following resolution at the Annual Meeting:

    "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure set forth in this Proxy Statement."

        In the vote on the foregoing say-on-pay executive compensation resolution, stockholders may:

  •
  vote in favor of the resolution;

  •
  vote against the resolution; or

  •
  abstain from voting on the resolution.

        The approval of the say-on-pay executive compensation resolution requires a majority of the votes present, in person or represented by proxy, and entitled to vote on the matter. However, the vote on the foregoing resolution is advisory, and therefore not binding on us, the Compensation Committee or our board of directors. Nevertheless, our board of directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns when considering future executive compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY
STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF
THE SECURITIES AND EXCHANGE COMMISSION.

 Proposal Four:

Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

        The Dodd-Frank Act also enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC's compensation disclosure rules, such as Proposal Three above. By voting on this Proposal Four, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation every one, two, or three years.

        After careful consideration of this Proposal Four, our board of directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate for us and our stockholders, and therefore our board of directors recommends that you vote for a one-year frequency for the advisory vote on executive compensation.

        In formulating its recommendation, our board of directors considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our stockholders may have different views as to what is the best approach for us, and we look forward to hearing from our stockholders on this Proposal Four.

        You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you on this proposal.

        Your vote on this proposal is advisory, and therefore not binding on us or our board of directors. Generally, the approval of any matter presented to stockholders requires a majority of the votes present, in person or by written proxy, at the meeting and entitled to vote on the matter. However, because the vote on the foregoing resolution regarding the frequency of future votes on executive compensation is advisory and non-binding, if none of the frequency options receives a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by our stockholders. Even though this vote will neither be binding on us or our board of directors nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, us or our board of directors, the board of directors will take into account the outcome of this vote in making a determination on the frequency at which advisory votes on executive compensation will be included in our future proxy statements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OPTION OF EVERY ONE YEAR
AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE
ON EXECUTIVE COMPENSATION.

OWNERSHIP OF CALLIDUS SOFTWARE INC. COMMON STOCK

        The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of March 31, 2011 by the following:

  •
  each person known by us to own beneficially more than 5% of our common stock;

  •
  each of the directors and named executive officers individually; and

  •
  all directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which generally attribute beneficial ownership of securities to each person who possesses, either solely or shared with others, the power to vote or dispose of those securities. These rules also treat as outstanding all shares of capital stock that a person would receive upon exercise of stock options or warrants held by that person that are immediately exercisable or exercisable within 60 days of the determination date, which in the case of the following table is March 31, 2011. Shares issuable pursuant to stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person. The percentage of beneficial ownership for the following table is based on 33,567,518 shares of common stock outstanding as of March 31, 2011. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

	Shares Beneficially Owned
Name and address(1)	Number	Percent
FMR LLC(2) 82 Devonshire Street Boston, MA 02109	3,265,820	9.73%
William B. Binch(3)	141,561	*
Charles M. Boesenberg(4)	177,632	*
Mark A. Culhane	7,500	*
George B. James(5)	233,827	*
David B. Pratt(6)	392,260	1.17
Michele Vion(7)	100,000	*
Leslie J. Stretch(8)	845,617	2.52
Ronald J. Fior(9)	689,024	2.05
Michael Graves(10)	424,773	1.27
V. Holly Albert(11)	313,749	*
Jimmy Duan(12)	191,747	*
All directors and executive officers as a group (14 persons)(13)	3,641,443	10.85

*
Less than 1%.

(1)
Unless otherwise noted, all addresses are c/o Callidus Software Inc. 6200 Stoneridge Mall Road, Suite 500, Pleasanton, CA 94588.

(2)
Based on Schedule SC 13G filed with the Securities and Exchange Commission on January 10, 2011, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 1,091,797 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 1,091,797 shares. Pyramis Global Advisors, LLC ("PGALLC"), an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 56,410 shares as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power over 56,410 shares and sole power to vote or to direct the voting of 56,410 shares of Common Stock owned by the institutional accounts or funds advised by PGALLC as reported above. Pyramis Global Advisors Trust Company ("PGATC"), an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 2,117,613 shares as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 2,117,613 shares and sole power to vote or to direct the voting of 1,910,253 shares owned by the institutional accounts managed by PGATC.

(3)
Includes 96,561 shares of common stock that may be acquired upon the exercise of stock options exercisable within 60 days after March 31, 2011, and 4,000 shares held beneficially in the name of a family trust to which Mr. Binch has voting power as a trustee.

(4)
Includes 109,080 shares of common stock that may be acquired upon the exercise of stock options exercisable within 60 days after March 31, 2011.

(5)
Includes 208,827 shares of common stock that may be acquired upon the exercise of stock options exercisable within 60 days after March 31, 2011.

(6)
Includes 345,767 shares of common stock that may be acquired upon the exercise of stock options exercisable within 60 days after March 31, 2011, and 30,000 shares held beneficially in the name of a family trust to which Mr. Pratt has voting power as a trustee.

(7)
Includes 90,000 shares of common stock that may be acquired upon the exercise of stock options exercisable within 60 days after March 31, 2011.

(8)
Includes 724,582 shares of common stock that may be acquired upon the exercise of stock options exercisable, and 36,052 shares that may be acquired upon vesting of restricted stock unit awards, each within 60 days after March 31, 2011.

(9)
Includes 598,750 shares of common stock that may be acquired upon the exercise of stock options exercisable, and 23,264 shares that may be acquired upon vesting of restricted stock unit awards, each within 60 days after March 31, 2011.

(10)
Includes 23,271 shares held beneficially in the name of a family trust to which Mr. Graves has voting power as a trustee and 348,750 shares of common stock that may be acquired upon the exercise of stock options exercisable, and 21,610 shares that may be acquired upon vesting of a restricted stock unit award, each within 60 days after March 31, 2011.

(11)
Includes 223,750 shares of common stock that may be acquired upon the exercise of stock options exercisable, and 21,610 shares that may be acquired upon vesting of a restricted stock unit award, each within 60 days after March 31, 2011.

(12)
Includes 142,500 shares of common stock that may be acquired upon the exercise of stock options exercisable, and 20,368 shares that may be acquired upon vesting of a restricted stock unit award, each within 60 days after March 31, 2011.

(13)
See footnotes (3)-(12) above.

Certain Relationships and Related Transactions

  Policies and Procedures for the Review and Approval of Related Party Transactions.

        We regularly review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company's legal and financial departments are primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and determining whether a transaction is or may involve related parties. The legal and financial departments analyze whether a related person has a direct or indirect material interest in the transaction based on the totality of facts and circumstances. In addition, the Audit Committee reviews and approves any related person transactions that it determines are appropriate for the Company to undertake.

  Related Party Transactions.

        SEC rules require disclosure of transactions in which we are a participant and the amount exceeds $120,000, and in which a related party has a direct or indirect material interest. There have been no such transactions since the beginning of our last fiscal year.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act of 1934, as amended, requires our officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission reports of ownership and changes in ownership on Forms 3, 4 and 5 with respect to our securities. Such officers, directors and 10% stockholders are also required by Securities and Exchange Commission rules to furnish us with copies of all Section 16(a) reports they file. Based solely upon our review of copies of reports provided to us and written representations from our executive officers and directors with respect to our 2010 fiscal year, we believe that all reports required by Section 16(a) during fiscal 2010 were timely filed.

 Audit Committee Report

        The Audit Committee of the Board of Directors (for the purposes of this report, the "Committee") is composed of three independent outside directors. The Committee has prepared the following report on its activities with respect to Callidus' audited financial statements for the fiscal year ended December 31, 2010 (the "audited financial statements").

  •
  The Committee has reviewed and discussed the audited financial statements with Callidus' management and KPMG LLP ("KPMG"), Callidus' independent auditors;

  •
  The Committee has also discussed with KPMG the matters required to be discussed by statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

  •
  The Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with KPMG its independence from Callidus. The Committee also considered whether the provision of non-audit services by the independent auditors was compatible with maintaining the accountants' independence and has discussed with them their independence; and

  •
  Based on the review and discussions referred to above and relying thereon, the Committee has recommended to the board of directors that the audited financial statements be included in Callidus' annual report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE
Mark A. Culhane, Chair George B. James David B. Pratt

ADDITIONAL INFORMATION

Other Matters

        We know of no other matters to be submitted at the annual meeting of stockholders. If any other matters properly come before the annual meeting of stockholders, it is the intention of the proxy holders to vote the shares they represent as the board of directors may recommend.

THE BOARD OF DIRECTORS

V. HOLLY ALBERT, Senior Vice President, General Counsel and Secretary

Dated: April 15, 2011

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 1, 2011.

        Copies of this proxy statement and our annual report for the fiscal year ended December 31, 2010 are available by visiting http://proxydocs.callidussoftware.com/.

        You may also obtain copies of these materials free of charge by writing to Callidus Software Inc., 6200 Stoneridge Mall Road, Suite 500, Pleasanton, California 94588, Attention: Secretary.

0 14475 CALLIDUS SOFTWARE INC. Notice of Annual Meeting of Stockholders To be held June 1, 2011 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS You are cordially invited to attend the 2011 annual meeting of stockholders of Callidus Software Inc., a Delaware corporation, which will be held on June 1, 2011 at 10:00 a.m., local time, at the offices of Callidus Software Inc., 6200 Stoneridge Mall Road, Suite 500, Pleasanton, CA 94588. Whether or not you plan to attend the annual meeting, we ask that you sign and return the enclosed proxy card as promptly as possible to ensure that your shares will be represented. A self-addressed envelope has been enclosed for your convenience. If you attend the meeting, you may withdraw any previously given proxy and vote your shares in person. By signing and returning this proxy card, you are hereby appointing Ronald J. Fior and V. Holly Albert, and each of them acting individually, as proxies, with the powers you would possess if personally present, and with full power of substitution, to vote all of your shares in Callidus Software Inc. at the annual meeting and at any adjournment or postponement thereof, upon all matters that may properly come before the meeting, including the matters described in the proxy statement. (Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF CALLIDUS SOFTWARE INC. June 1, 2011 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The 2010 Annual Report, 2011 Notice of Stockholders Meeting, Proxy Statement, and Proxy Card are available at - http://proxydocs.callidussoftware.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box on the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect Directors to serve until the 2014 annual meeting of stockholders: O William B. Binch O Michele Vion 2. To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2011. 3. The approve the resolution approving the compensation of the named executive officers. 4. To recommend one of the following options for the frequency of future shareholder votes to approve the compensation of the named executive officers. 5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. The shares represented by this proxy card will be voted in accordance with your instructions if the card is signed and returned. If your card is signed and returned without instructions, your shares will be voted in favor of all director nominees, in favor of proposals 2 and 3, and for "1 Year" for proposal 4. If you do not mail a proxy card or attend the annual meeting and vote by ballot, your shares will not be voted. In the event that any other matter may properly come before the annual meeting, or any adjournment or postponement thereof, each proxy is authorized to vote on such matter in his/her discretion. You hereby revoke all previous proxies given to vote at the annual meeting or any adjournment or postponement thereof. By signing and returning this proxy card, you also hereby acknowledge the receipt of the notice of annual meeting of stockholders, proxy statement and 2010 annual report of Callidus Software Inc. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTORS NOMINATED AND “FOR” PROPOSALS 2 AND 3. THE BOARD OF DIRECTORS FURTHER RECOMMENDS A VOTE FOR A FREQUENCY OF ONE YEAR FOR PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20230304000000000000 6 060111 2 Years 3 Years ABSTAIN 1 Year